Exhibit 14.5

RILEY EXPLORATION PERMIAN, INC.
CORPORATE GOVERNANCE POLICY AND PROCEDURES
DISCLOSURE CONTROLS

Adopted as of February 26, 2021

It is the policy (“Disclosure Controls Policy”) of Riley Exploration Permian, Inc. (the “Company”) that the Company shall design and implement procedures to be utilized by the Company to the end that all disclosures made by the Company to its security holders and the investment community shall be accurate and complete and fairly present the Company’s business, assets, financial condition and results of operations in all material respects, and shall be made on a timely basis as required by applicable laws, stock exchange requirements and common sense. In furtherance of this Disclosure Controls Policy, the Company shall:

A.
Establish a Disclosure Committee consisting of members of management, which shall report to the Chief Executive Officer, the Chief Financial Officer or in his or her absence, Vice President of Finance, and the Chief Accounting Officer of the Company (the “Senior Officers”);

B.
Identify and update from time to time those accounting policies utilized by the Company in the preparation of its consolidated financial statements that involve estimates and assumptions that may significantly affect the amounts reported in those financial statements (the “Company’s Critical Accounting Policies”); and

C.	Identify and update from time to time those risk factors that may significantly affect the business, operations and assets of the Company (the “Company’s Critical Risk Factors”).

Membership and Charter

A.	The Disclosure Committee shall consist of such officers and employees of the Company or its affiliates as the Chief Executive Officer appoints from time to time.

B.	The initial charter (“Charter”) of the Disclosure Committee shall be that charter set forth as Annex I to this Disclosure Controls Policy, which charter is hereby adopted.

C.	The terms and provisions of the Charter may be modified and terminated from time to time by order of the Chief Executive Officer.

D.	The membership of the Disclosure Committee may be altered from time to time in accordance with the provisions of the Charter.

Responsibilities

A.	The Disclosure Committee shall have responsibility for the compliance with this Disclosure Controls Policy of:

1.
Disclosure Statements, which shall mean each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, Registration Statement on Form S-1, S-3 or other form, Registration Statement on Form 10 or 8A, Offering Circular under Rule 144A or Regulation S, Private Offering Circular and Listing Application to any national securities exchange; and

2.
Public Statements, which shall mean each communication with the media, including press releases containing financial information, earnings guidance, information about material acquisitions or dispositions, conference call scripts or other information material to the Company’s security holders, and each communication directly with the Company’s investors, including annual reports, proxy statements and other interim or special reports.

B.
The Disclosure Committee shall be responsible for identifying the Company’s Critical Accounting Policies and Critical Risk Factors. The Disclosure Committee shall identify and appoint an individual or individuals within the organization of the Company and its affiliates whose job responsibilities include (i) verifying information peculiar to each Critical Accounting Policy and each Critical Risk Factor and (ii) monitoring changes in reporting requirements relating to accounting standards, financial reporting requirements, Securities and Exchange Commission reporting and disclosure requirements, and stock exchange reporting and disclosure requirements applicable to the Company, and disseminating any new or revised requirements to the appropriate individuals throughout such organizations (any such individual, a “Responsible Person”).

C.
The Disclosure Committee shall be responsible for maintaining, evaluating and revising on a periodic basis a form of disclosure checklist (“Disclosure Checklist”) applicable to Disclosure Statements in their various formats, which Disclosure Checklist shall include, among other things, all of the Company’s Critical Accounting Policies and Critical Risk Factors.

D.	Prior to the filing of any Disclosure Statement, the Disclosure Committee shall:

1.
Obtain from each appropriate Responsible Person a confirmation that the disclosed information in the Disclosure Statement is, to the extent it is based on the information for which the Responsible Person is responsible, in compliance with the applicable disclosure standard (but that confirmation need not be written unless required by the Disclosure Committee);

2.
Based on confirmations from appropriate Responsible Persons and review of the Disclosure Statement and inquiries regarding the information contained therein, complete a Disclosure Checklist and deliver the same to the Senior Officers;

3.
Respond to any inquiries of the Senior Officers regarding the contents of the Disclosure Statement and compliance of the information contained therein with the applicable disclosure standard; and Review the Disclosure Statement sufficiently in advance of its required filing date to help ensure that the report meets all applicable securities law requirements and, if applicable, accurately and fairly reflects the Company’s financial condition.

The procedures specified by this subsection D are referred to herein as the “Disclosure Statement Procedures.”

E.	Prior to the release of any Public Statement:

1.
To the extent the Public Statement includes historical or projected financial information relating to the Company, such as an earnings release or an annual report to unitholders, the Disclosure Committee shall:

a.	obtain confirmations from appropriate Responsible Persons with respect to the Company’s Critical Accounting Policies;

b.
based on confirmations from those appropriate Responsible Persons and review of the Public Statement and inquiries regarding the information contained therein, complete a Disclosure Checklist and deliver the same to the Senior Officers; and

c.	respond to any inquiries of the Senior Officers regarding the contents of the Public Statement and compliance of the information contained therein with the applicable disclosure standard.

2.
To the extent the Public Statement does not include historical or projected financial information relating to the Company, the Disclosure Committee shall utilize such of the Disclosure Statement Procedures in verifying that the information contained therein conforms to the applicable disclosure standard as the Disclosure Committee shall in its discretion deem advisable or as the Senior Officers may request.

ANNEX I

RILEY EXPLORATION PERMIAN, INC.
DISCLOSURE COMMITTEE CHARTER

This Disclosure Committee Charter (this “Charter”) relating to Riley Exploration Permian, Inc. (the “Company”) has been adopted by the Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer (the “Senior Officers”) of the Company. The Disclosure Committee (the “Committee”) shall review and reassess this Charter annually and recommend any proposed changes to the Senior Officers for approval.

Purpose

It is the Company’s policy (“Disclosure Policy”) that all disclosures made by or on behalf of the Company to its security holders and the investment community shall be accurate and complete, shall fairly present the Company’s business, assets, financial condition and results of operations in all material respects, and shall be made on a timely basis as required by applicable laws, stock exchange requirements and common sense.

The Committee will assist the Senior Officers in fulfilling their responsibility for oversight of the accuracy and timeliness of disclosures made by the Company by being responsible for the following tasks, in each case subject to the oversight of the Senior Officers:

•
Formalization of the controls and procedures currently used by the Company, and modification and enhancement of such procedures as appropriate, to ensure that (i) information disclosed regarding the Company to the Securities and Exchange Commission (“SEC”) and other written information disclosed regarding the Company to the investment community is recorded, processed, summarized and reported accurately and on a timely basis and (ii) information is accumulated and communicated to management (including the Senior Officers) as appropriate to allow timely decisions regarding such required disclosure (“Disclosure Controls”).

•	The process of monitoring the integrity and effectiveness of the Disclosure Controls.

•
Review and supervision of the preparation of the Company’s (i) periodic and current reports, information statements, registration statements and any other information filed with or furnished to the SEC, (ii) offering circulars or similar documents distributed in connection with private placements and other securities offerings exempt from federal registration, (iii) press releases containing financial information, earnings guidance, information about material acquisitions or dispositions, conference call scripts or other information material to the Company’s security holders (determined in accordance with procedures approved by the Committee), and (iv) correspondence broadly disseminated to security holders (collectively, the “Disclosure Statements”). At the request of a Senior Officer, the Committee will review for compliance with the Company’s Disclosure Policy any (a) presentations to analysts and the investment community, (b) presentations to ratings agencies and lenders, and (c) disclosure policies with respect to and the content of the Company’s website.

•
To the extent necessary or desirable in the Committee’s discretion, solicitation of review of Disclosure Statements by the Company’s independent auditors and outside counsel for compliance with applicable accounting and legal requirements.

•
Evaluation of the effectiveness of the Disclosure Controls as of the end of the reporting period covered by each of the Company’s Annual Reports on Form 10-K and each Quarterly Report on Form 10-Q (collectively, the “periodic reports”).

•
Discussions with the Senior Officers regarding all relevant information with respect to the Committee’s proceedings, the preparation of the Disclosure Statements and the Committee’s evaluation of the effectiveness of the Disclosure Controls.

•
Provision of a certification to the Senior Officers prior to the filing with the SEC of each periodic report as to (i) the Committee’s compliance with the Disclosure Controls and proper performance of its responsibilities thereunder and (ii) the Committee’s conclusions resulting from its evaluation of the effectiveness of the Disclosure Controls.

Organization and Authority

The membership of the Committee will consist of the Company’s General Counsel, if applicable, and such other officers and employees of the Company and its affiliates as the Chief Executive Officer appoints from time to time. In addition, when time does not permit the full Committee to meet, Disclosure Statements (other than periodic reports) may be approved by any two members of the Committee in  consultation with outside counsel.

The chairman shall be responsible for scheduling and presiding over meetings and preparing agendas. Any question of interpretation of this Charter or the Committee’s procedures will be determined by any Senior Officer or, in their absence from any meeting, the chairman.

The Committee will meet as frequently as circumstances dictate (i) to ensure the accuracy and completeness of the Disclosure Statements and (ii) to evaluate the Disclosure Controls and to determine whether any changes to the Disclosure Controls are necessary or advisable in connection with the preparation of the Company’s future periodic reports or other Disclosure Statements, taking into account developments since the most recent meeting, including changes in economic or industry conditions.

The Committee may delegate its duties to one or more subcommittees or to one or more officers or employees of the Company and/or to one or more of the Company’s outside advisors to the extent permitted by applicable law. The responsibility for monitoring any such delegation shall rest with the Committee. The Committee will serve as a “steering committee” for subcommittees organized and selected as appropriate to elicit information for the Disclosure Statements. Membership on the subcommittees will be selected from among the management of the various business functions, units and disciplines of the Company and its affiliates that relate to the Company’s assets.

In discharging its duties, the Committee will have full access to all Company books and records, facilities, and personnel and to the Company’s independent accountants and counsel.

In performing their duties and responsibilities, the members of the Committee shall be entitled to rely in good faith on information, opinions, reports or statements prepared or presented by: (x) one or more officers or employees of the Company or its affiliates whom the Committee member reasonably believes to be reliable and competent in the matters presented and (y) counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person.

Other Responsibilities

The Committee will have such other responsibilities as the Chief Executive Officer may assign to it from time to time.

RILEY EXPLORATION PERMIAN, INC.
INSTRUCTIONS FOR COMPLETING THE DISCLOSURE CHECKLIST

Disclosure Committee Members,

As a member of the Disclosure Committee, you are responsible and accountable for the accuracy, completeness and timeliness of report information, both financial and non-financial, for which you have knowledge or oversight or both. Recent federal legislation requires CEOs, CFOs, and CAOs of all public companies to certify the accuracy of financial statements and to evaluate disclosure controls and procedures before issuing quarterly and annual reports. In addition, Company executive management is required to provide certain representations quarterly to the external auditors regarding management’s financial reporting responsibilities.

This checklist is intended to provide guidance in evaluating the Company’s reports and disclosure controls. Reviewing the disclosure checklist prior to, or while performing, your review of the Annual Report on Form 10-K or Quarterly Report on Form 10-Q will assist in supporting executive management’s certification of financial statements, assist in the evaluation of disclosure controls and will help to ensure that both financial and non-financial information required to be disclosed is gathered, processed, summarized and reported in an accurate, complete and timely manner.

RILEY EXPLORATION PERMIAN, INC.

Report Under Review:   Report on Form 10-          Q          K (check one)
Reporting Period Covered:
For the Period Ended:

Definitions

Material Information: Information that a reasonable shareholder would consider important in making an investment decision. A fact (whether positive or negative) that would have been viewed by the reasonable investor as having significantly altered the total mix of information made available. Information is also considered material if its omission would make the required reports misleading.

Internal Control: A process designed to provide reasonable assurance regarding the achievement of objectives in: (i) the effectiveness and efficiency of operations; (ii) the reliability of financial reporting; and (iii) compliance with applicable laws and regulations. Internal controls include internal accounting controls. Rules of the Securities and Exchange Commission (“SEC”) require public companies to develop and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are properly authorized; (ii) assets are safeguarded against unauthorized or improper use; and transactions are properly recorded and reported to permit the preparation of financial statements that comply with generally accepted accounting principles (“GAAP”) (Exchange Act Section 13(b)(2)(13)).

Disclosure Controls and Procedures: Controls and procedures designed to ensure that material financial and non-financial information is gathered, analyzed and disclosed accurately, completely and timely.

Financial Reports: Quarterly and annual reports required to be filed by public companies with the SEC, principally the quarterly reports on Form 10-Q and the annual reports on Form 10-K.

	Financial and Non-Financial Information Representations	Yes	No	Not Applicable	If No or Not Applicable, please explain

1.	A reasonably informed investor could gain a clear understanding of the Company’s overall results of operations and financial condition by reading the report.
2.	Major risk factors, significant changes, infrequent events and/or other issues that have materially impacted or could materially impact the financial statements are disclosed in the subject report.
3.	All material unusual transactions have been disclosed in the current report.
4.
All material unusual transactions that have occurred since period-end are included in the “Subsequent Events” footnote in the financial statements and is discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”).

5.	There are no material unasserted claims that are not otherwise reflected in the current period financial results.
6.	Financial statements and related disclosures are consistent with your knowledge of the Company’s activities and industry trends and conditions.
7.	Variances between comparable amounts for the different periods reported are reasonable based on your knowledge of the Company’s activities and industry conditions.
8.	MD&A in the subject report clearly and accurately describes known trends or uncertainties that are expected to have a material impact on operating results such as:

•   Future increases in costs of labor or material
•   Future price increases
•   New operating agreements
•   Cancellation or expected cancellations of operating agreements, or
•   Changing competitive conditions, either positive or negative

9.	Operational activities or accounting decisions that might affect the comparability of the current-period financial statements to those of prior periods are disclosed.
10.	MD&A in the subject report accurately reflects cash flow and capital expenditure activity.
11.	All material risks and uncertainties have been clearly communicated as “Risks Factors” and/or “Cautionary Note Regarding Forward-Looking Statements” or are disclosed elsewhere in the subject report.
12.	All material related party transactions have been identified and disclosed in the subject report.
13.	All material legal issues, contingencies and unasserted claims are disclosed in the subject report.
14.	Agreements, if material, to repurchase assets previously sold, are disclosed in the subject report.
15.	There are no purchase commitments for assets in excess of normal requirements or at prices in excess of market value that have not been fully disclosed in the subject report.
16.	Any oral or written guarantees of debt of others, including any of the companies in which the Company has an investment or control, are disclosed in the subject report.

17.
Any communications from regulatory agencies or government representatives concerning investigations or allegations of noncompliance with laws or regulations that could have a material affect on the Company have been communicated to the Disclosure Committee.

18.	Any violations or possible violations of laws or regulations whose affects should be considered for disclosure have been communicated to the Disclosure Committee.
19.	Any events of default that may have occurred with respect to any of the Company’s debt agreements are disclosed in the subject report.
20.	Changes in significant relationships with key customers, suppliers, vendors, lenders or other third parties (e.g., non-recurring changes in payment terms) are disclosed in the subject report.
21.
Based on information you are aware of:
• The subject report does not contain an untrue statement of material fact or omit a material fact necessary to make the statements not misleading; and

•   The financial statements and other financial information included in the report fairly present in all material respects the financial condition and results of operations for the periods presented.

22.	You have read the subject report in its entirety and based on your knowledge the report is materially accurate and complete.
	Disclosure Controls Evaluation	Yes	No	Not Applicable	If Not or Not Applicable, please explain

1.
For the reporting period under consideration, all significant deficiencies in internal controls that could affect the company’s    ability    to    record,   process, summarize and report financial and non- financial  data  have  been  disclosed  to the Audit Committee and the Disclosure Committee.

2.	I am not aware of any internal control deficiencies, other than those already brought to the attention of Internal Audit.
3.	To my knowledge, any fraud, whether or not material, that involves management or employees has been disclosed to the Audit Committee and the Disclosure Committee.
4.
For the reporting period under consideration, any corrective actions to address significant deficiencies and material weaknesses in internal controls have been provided to Internal Audit and the Audit Committee.

Signature:	Date:
Printed Name: